Exhibit 99.1

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2016 Financial Results
Total fourth quarter revenue of $42.2 million, up 39 percent year-over-year and full-year revenue of $150.2 million, up 38 percent year-over-year

AUSTIN, Texas (Feb. 15, 2017) - Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure, cloud-based digital banking solutions for community-focused financial institutions, today announced results for its fourth quarter and full year ending Dec. 31, 2016.

Fourth Quarter and Full-Year 2016 Results

•	Revenue for the fourth quarter of $42.2 million, up 39 percent year-over-year and full-year revenue of $150.2 million, up 38 percent year-over-year.

•
GAAP gross margin for the fourth quarter of 49.8 percent, up from 45.5 percent one year ago. Non-GAAP gross margin for the fourth quarter of 53.2 percent, up from 48.4 percent one year ago. GAAP gross margin for the full year of 48.5 percent, up from 45.7 percent in 2015. Full-year non-GAAP gross margin of 51.9 percent, up from 47.3 percent in 2015.

•
GAAP net loss for the fourth quarter of $7.5 million, which compares to a GAAP net loss of $8.4 million for the fourth quarter of 2015, and $9.5 million for the third quarter of 2016. GAAP net loss for the full year of 2016 of $36.4 million, which compares to $25.1 million for the full year 2015. Adjusted EBITDA for the fourth quarter of positive $1.3 million, an improvement from negative $1.9 million one year ago and negative $1.1 million for the third quarter 2016. Full-year adjusted EBITDA of negative $4.5 million compared to negative $8.1 million in 2015.

“We closed 2016 out with a strong fourth quarter,” said Matt Flake, CEO of Q2. “We had positive sales momentum in both net new and cross sales, signing a record number of renewals for the quarter and the year. After broadening our product portfolio and deepening our bench with senior leadership additions in 2016, I’m optimistic that 2017 will be another year of strong growth and execution across the organization.”

Fourth Quarter and Full-Year 2016 Highlights

•	Closed the year strong, signing the largest number of new deals in a quarter as a public company.

•
Signed two Tier 1 financial institutions in the fourth quarter, including a $13 billion bank in the Northeast United States and a $10 billion bank in the Northwest. Continued to see strong execution in the credit union market, signing a Top 100 credit union in the quarter.

•	Exited the fourth quarter with approximately 8.6 million registered users on the Q2 platform, representing 10 percent sequential and 36 percent year-over-year growth.

Financial Outlook

Q2 Holdings is providing guidance for its first quarter 2017 as follows:

•	Total revenue of $44.0 million to $44.6 million, which would represent year-over-year growth of 30 percent to 32 percent.

•
Adjusted EBITDA of breakeven to positive $300 thousand. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2017 as follows:

•	Total revenue of $191.5 million to $193.5 million, which would represent year-over-year growth of 27 percent to 29 percent.

•
Adjusted EBITDA of positive $5.3 million to positive $6.7 million. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation and amortization, stock based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	Feb. 16, 2017
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-877-201-0168
International: 1-647-788-4901
Conference ID:	53660581

Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor services section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.

Q2 Holdings, Inc. (Q2) is a leading provider of secure, cloud-based digital banking solutions headquartered in Austin, Texas. Q2 is driven by a culture of partnership and dedication to empowering community-focused banks and credit unions with digital banking solutions that help them stand apart, scale smart and grow beyond with retail and commercial account holders. Q2’s solutions are designed to deliver a compelling, secure and consistent user experience on any device and enable customers to improve account holder retention and to create incremental sales opportunities. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales momentum, broadening product offerings, senior leadership additions, optimism that 2017 will be a year of strong growth and execution and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the risk that changes in Q2’s market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2’s business and sales; (g) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure and the resultant harm to Q2’s business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (q) the risks associated with further consolidation in the financial services industry.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2016	December 31, 2015
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,873	$67,049
Restricted cash	1,315	2,123
Investments	42,249	43,571
Accounts receivable, net	12,240	9,009
Prepaid expenses and other current assets	3,215	3,058
Deferred solution and other costs, current portion	8,839	5,968
Deferred implementation costs, current portion	2,938	2,440
Total current assets	125,669	133,218
Property and equipment, net	27,480	24,440
Deferred solution and other costs, net of current portion	11,125	10,146
Deferred implementation costs, net of current portion	8,096	6,045
Intangible assets, net	15,208	17,192
Goodwill	12,876	12,876
Other long-term assets	526	551
Total assets	$200,980	$204,468

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$29,088	$22,481
Deferred revenues, current portion	30,123	23,051
Capital lease obligations, current portion	—	161
Total current liabilities	59,211	45,693
Deferred revenue, net of current portion	31,707	29,188
Deferred rent, net of current portion	9,466	7,359
Other long-term liabilities	361	4,254
Total liabilities	100,745	86,494
Stockholders' equity:
Common stock	4	4
Treasury stock	(417)	(41)
Additional paid-in capital	226,485	207,541
Accumulated other comprehensive loss	(54)	(101)
Accumulated deficit	(125,783)	(89,429)
Total stockholders' equity	100,235	117,974
Total liabilities and stockholders' equity	$200,980	$204,468

Q2 Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$42,155	$30,408	$150,224	$108,867
Cost of revenues (1) (2)	21,146	16,583	77,429	59,128
Gross profit	21,009	13,825	72,795	49,739

Operating expenses:
Sales and marketing (1)	9,486	7,158	36,284	26,999
Research and development (1)	8,508	6,607	32,460	21,534
General and administrative (1)	8,477	6,547	31,959	22,977
Acquisition related costs	1,514	1,487	6,307	2,493
Amortization of acquired intangibles	366	349	1,470	576
Unoccupied lease charges	—	—	33	—
Total operating expenses	28,351	22,148	108,513	74,579
Loss from operations	(7,342)	(8,323)	(35,718)	(24,840)
Other expense, net	(74)	—	(209)	(3)
Loss before income taxes	(7,416)	(8,323)	(35,927)	(24,843)
Provision for income taxes	(97)	(97)	(427)	(220)
Net Loss	$(7,513)	$(8,420)	$(36,354)	$(25,063)
Other comprehensive loss:
Unrealized (loss) gain on available for sale investments	(41)	(76)	47	(87)
Comprehensive loss	$(7,554)	$(8,496)	$(36,307)	$(25,150)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.19)	$(0.22)	$(0.92)	$(0.67)
Weighted average common shares outstanding, basic and diluted	40,258	38,762	39,649	37,275

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cost of revenues	$635	$428	$2,043	$1,134
Sales and marketing	717	535	2,231	1,570
Research and development	884	505	2,934	1,186
General and administrative	1,583	1,022	5,432	3,472
Total stock-based compensation expenses	$3,819	$2,490	$12,640	$7,362

(2)
Includes amortization of acquired technology of $0.8 million and $0.5 million for the three months ended December 31, 2016 and 2015 and $3.2 million and $0.7 million for the twelve months ended December 31, 2016 and 2015, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2016	2015
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(36,354)	$(25,063)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Amortization of deferred implementation, solution and other costs	6,775	5,007
Depreciation and amortization	12,199	6,847
Amortization of debt issuance costs	96	96
Amortization of premiums on investments	425	319
Stock-based compensation expenses	12,640	7,362
Deferred income taxes	281	85
Other non-cash charges	254	38
Changes in operating assets and liabilities	7,078	10,708
Net cash provided by operating activities	3,394	5,399
Cash flows from investing activities:
Net redemptions (purchases) of investments	945	(23,020)
Purchases of property and equipment	(14,349)	(7,128)
Business combinations, net of cash acquired	(95)	(27,469)
Capitalization of software development costs	(2,692)	(313)
Purchases of other intangible assets	(323)	—
Increase in restricted cash	—	(486)
Cash used in investing activities	(16,514)	(58,416)
Cash flows from financing activities:
Payments on financing obligations and capital leases	(5,059)	(4,659)
Proceeds from issuance of common stock	6,003	56,746
Net cash provided by financing activities	944	52,087
Net decrease in cash and cash equivalents	(12,176)	(930)
Cash and cash equivalents, beginning of period	67,049	67,979
Cash and cash equivalents, end of period	$54,873	$67,049

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$21,009	$13,825	$72,795	$49,739
Stock-based compensation	635	428	2,043	1,134
Amortization of acquired technology	798	462	3,191	659
Non-GAAP gross profit	$22,442	$14,715	$78,029	$51,532

Non-GAAP gross margin:
Non-GAAP gross profit	$22,442	$14,715	$78,029	$51,532
GAAP revenue	42,155	30,408	150,224	108,867
Non-GAAP gross margin	53.2%	48.4%	51.9%	47.3%

GAAP sales and marketing expense	$9,486	$7,158	$36,284	$26,999
Stock-based compensation	(717)	(535)	(2,231)	(1,570)
Non-GAAP sales and marketing expense	$8,769	$6,623	$34,053	$25,429

GAAP research and development expense	$8,508	$6,607	$32,460	$21,534
Stock-based compensation	(884)	(505)	(2,934)	(1,186)
Non-GAAP research and development expense	$7,624	$6,102	$29,526	$20,348

GAAP general and administrative expense	$8,477	$6,547	$31,959	$22,977
Stock-based compensation	(1,583)	(1,022)	(5,432)	(3,472)
Non-GAAP general and administrative expense	$6,894	$5,525	$26,527	$19,505

GAAP operating loss	$(7,342)	$(8,323)	$(35,718)	$(24,840)
Stock-based compensation	3,819	2,490	12,640	7,362
Acquisition related costs	1,514	1,487	6,307	2,493
Amortization of acquired technology	798	462	3,191	659
Amortization of acquired intangibles	366	349	1,470	576
Unoccupied lease charges	—	—	33	—
Non-GAAP operating loss	$(845)	$(3,535)	$(12,077)	$(13,750)

GAAP net loss	$(7,513)	$(8,420)	$(36,354)	$(25,063)
Stock-based compensation	3,819	2,490	12,640	7,362
Acquisition related costs	1,514	1,487	6,307	2,493
Amortization of acquired technology	798	462	3,191	659
Amortization of acquired intangibles	366	349	1,470	576
Unoccupied lease charges	—	—	33	—
Non-GAAP net loss	$(1,016)	$(3,632)	$(12,713)	$(13,973)

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(7,513)	$(8,420)	$(36,354)	$(25,063)
Depreciation and amortization	3,264	2,418	12,199	6,847
Stock-based compensation	3,819	2,490	12,640	7,362
Provision for income taxes	97	97	427	220
Interest expense, net	74	—	209	3
Acquisition related costs	1,514	1,487	6,307	2,493
Unoccupied lease charges	—	—	33	—
Adjusted EBITDA	$1,255	$(1,928)	$(4,539)	$(8,138)

Contacts
Media Contact:
Emma Chase
Red Fan Communications
O: (512) 551-9253 / C: (512) 917-4319
emma@redfancommunications.com

Investor Contact:
Bob Gujavarty
Q2 Holdings, Inc.
O: (512) 439-3447
bobby.gujavarty@q2ebanking.com